UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: December 3, 2025

(Date of earliest event reported)

ITT INC.

(Exact name of registrant as specified in its charter)

Indiana	001-05672	81-1197930
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Washington Boulevard

6th Floor

Stamford, CT 06902

(Address of principal executive offices) (Zip Code)

(914) 641-2000

(Registrant’s telephone number, including area code)

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share	ITT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On December 4, 2025, ITT Inc., an Indiana corporation (“ITT”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among ITT, LSF11 Redwood Parent, L.P. (the “Seller”), LSF11 Redwood TopCo LLC (the “Target”) and ITT Industries Holdings, Inc., a Delaware corporation and wholly owned subsidiary of ITT (the “Buyer”). The Target is the parent company of SPX FLOW, Inc., a provider of engineered equipment and process technologies for end markets including industrial, health, and nutrition.

Pursuant to the Purchase Agreement, the Buyer will purchase 100% of the membership interests of the Target (the “Acquisition”) on a cash-free, debt-free basis, for an aggregate purchase price of $4.775 billion, which is expected to be comprised of $4.075 billion in cash (the “Cash Consideration”) and 3,839,824 shares of ITT common stock, par value $1.00 per share (the “Stock Consideration”), subject to a net working capital adjustment.

The Purchase Agreement contains representations, warranties, and covenants related to the Acquisition that are customary for a transaction of this nature, including customary operating restrictions on the conduct of the business of the Target and cooperation provisions that apply until the completion of the Acquisition or termination of the Purchase Agreement.

The completion of the Acquisition is subject to and dependent upon customary closing conditions, including the receipt of certain U.S. and foreign governmental and regulatory approvals, including receipt of requisite approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Purchase Agreement includes customary termination provisions for the parties, including if, subject to certain exceptions: (a) the closing of the Acquisition has not occurred on or prior to September 4, 2026, or (b) the other party has breached its representations, warranties or covenants in the Purchase Agreement and such breach would cause certain conditions in the Purchase Agreement not to be satisfied, subject to certain negotiated cure periods.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Purchase Agreement, which is filed herewith as Exhibit 2.1 and incorporated herein by reference.

The Purchase Agreement has been included in this Current Report on Form 8-K to provide investors with information regarding its terms and conditions. It is not intended to provide any other factual information about ITT, the Buyer, the Seller or the Target, their respective subsidiaries or affiliates, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the transactions contemplated by the Purchase Agreement. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not consider or rely on the representations, warranties, covenants, or any descriptions thereof as characterizations of the actual state of facts or condition of ITT, the Buyer, the Seller or the Target or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in ITT’s public disclosures.

Registration Rights Agreement

Pursuant to the Purchase Agreement, at closing of the Acquisition, ITT will enter into a Registration Rights Agreement (the “Registration Rights Agreement”), with the Seller, pursuant to which ITT will grant the Seller certain demand, “piggy-back” and shelf registration rights with respect to the Stock Consideration, subject to certain customary thresholds and conditions. ITT will agree to pay certain expenses of the Seller incurred in connection with the exercise of its rights under the Registration Rights Agreement and indemnify the Seller for certain securities law matters in connection with any registration statement filed pursuant thereto.

Item 3.02	Unregistered Sale of Equity Securities.

The Stock Consideration to be issued to the Seller pursuant to the Purchase Agreement as described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.02, will consist of unregistered shares of common stock of ITT. Such common stock will be issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Purchase Agreement, the Seller will not, subject to customary exceptions, sell, pledge, or otherwise dispose of all or any portion of such Stock Consideration for the six months following the closing of the Acquisition and the issuance of the Stock Consideration.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2025, ITT’s Board of Directors (the “Board”) appointed Nazzic S. Keene to serve as the non-executive Chair of the Board, effective upon her election to the Board at ITT’s 2026 Annual Meeting of Shareholders. Ms. Keene has served on the Board since October 2023. The current non-executive Chair of the Board, Mr. Timothy H. Powers, will continue to serve as the non-executive Chair until such time. Mr. Powers will not stand for reelection to the Board at the 2026 Annual Meeting of Shareholders. The appointment of Ms. Keene to serve as the next non-executive Chair of ITT was made to ensure a smooth transition in anticipation of Mr. Powers’ retirement.

On December 3, 2025, ITT issued a press release announcing the appointment of Ms. Keene as non-executive Chair of the Board, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 5, 2025, ITT issued a press release announcing the entry into the Purchase Agreement and the Debt Commitments (as defined below). A copy of the press release is furnished herewith as Exhibit 99.2.

On December 5, 2025, ITT will hold a webcast to discuss, among other things, the announcement of the entry into the Purchase Agreement and certain other information. A copy of the slide presentation for such webcast is furnished as Exhibit 99.3 and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.2 and 99.3 hereto, is being furnished to the Securities and Exchange Commission (the “SEC”) and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

Debt Commitments

On December 4, 2025, ITT entered into (i) a commitment letter with U.S. Bank, National Association (“USB”) for a term loan facility (the “Term Facility Commitment Letter”) in an aggregate principal amount of $2.875 billion and (ii) a commitment letter with USB for a bridge loan facility (the “Bridge Facility Commitment Letter” and, together with the Term Facility Commitment Letter, the “Commitment Letters”) in an aggregate principal amount of $1.200 billion (together, the “Debt Commitments”). Proceeds of the facilities contemplated by the Commitment Letters may be used, together with other available funds, to fund the Cash Consideration and pay fees and expenses in connection with the Acquisition. The availability of the facilities contemplated by the Commitment Letters is subject to customary conditions precedent for financings transactions of this type, including consummation of the Acquisition, negotiation of definitive financing documents, payment of certain fees and expenses and repayment of certain existing indebtedness of the Target.

Item 9.01	Financial Statements and Exhibits.

2.1*	Membership Interest Purchase Agreement, dated December 4, 2025, by and among ITT Inc., LSF11 Redwood Parent, L.P., LSF11 Redwood TopCo LLC and ITT Industries Holdings, Inc.

99.1	Press Release, dated December 3, 2025.

99.2	Press Release, dated December 5, 2025.

99.3	Investor Presentation.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*

Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. ITT hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that ITT may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT Inc. (Registrant)

December 5, 2025	By:	/s/ Lori B. Marino
	Name:	Lori B. Marino
	Title:	Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary (Authorized Officer of Registrant)